UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2020

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 10, 2020, Verastem, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Secura Bio, Inc. (“Secura Bio”), pursuant to which the Company will divest its rights, title and interest in and to COPIKTRA (duvelisib) (“COPIKTRA”), including certain related assets, in all oncology indications, to Secura Bio (the “Transaction”). Pursuant to the Asset Purchase Agreement, Secura Bio has agreed to pay the Company (i) an up-front payment of $70.0 million in cash payable at the closing of the Transaction (the “Closing”) and (ii) after the Closing (a) regulatory milestone payments of up to $45.0 million, consisting of a payment of $35.0 million upon receipt of regulatory approval of COPIKTRA in the United States for the treatment of peripheral T-cell lymphoma and a payment of $10.0 million upon receipt of the first regulatory approval for the commercial sale of COPIKTRA in the European Union for the treatment of peripheral T-cell lymphoma, (b) sales milestone payments of up to $50.0 million, consisting of $10.0 million when total worldwide net sales of COPIKTRA exceed $100.0 million, $15.0 million when total worldwide net sales of COPIKTRA exceed $200.0 million and $25.0 million when total worldwide net sales of COPIKTRA exceed $300.0 million, (c) low double-digit royalties on the annual aggregate net sales above $100.0 million in the United States and Europe and (d) 50% of all royalty, milestone and sublicense revenue payments payable to Secura Bio under the Company’s existing license agreements with Sanofi, Yakult Honsha Co., Ltd. and CSPC Pharmaceutical Group Limited, each of which will transfer to Secura Bio at the Closing, and 50% of all royalty and milestone payments payable to Secura Bio under any license or sublicense agreement entered into by Secura Bio after the Closing in certain jurisdictions. Pursuant to the terms of the Asset Purchase Agreement, Secura Bio will assume certain contracts, liabilities and obligations of the Company relating to COPIKTRA. The Asset Purchase Agreement contains customary representations, warranties, covenants, termination rights, and indemnification provisions. In addition, the completion of the Transaction is subject to certain customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which will be filed as an exhibit to a future filing by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act or 1934, as amended (the “Exchange Act”).

Item 2.02. Results of Operations and Financial Condition

On August 10, 2020, the Company announced its financial results for the quarter ended June 30, 2020. In connection with the announcement, the Company issued a press release, which is being furnished as Exhibit 99.2 to this current report on Form 8-K.

Item 7.01. Other Events

On August 10, 2020, the Company issued a press release announcing the Transaction and posted its corporate presentation. Copies of the press release and the presentation are furnished hereto as Exhibits 99.1 and 99.3.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 10, 2020, regarding the asset sale transaction
99.2	Press Release, dated August 10, 2020, regarding financial results
99.3	Corporate Presentation, dated August 10, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Date: August 10, 2020	By:	/s/ Brian M. Stuglik
Brian M. Stuglik
Chief Executive Officer